Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

May 11, 2010	For more information:
FOR IMMEDIATE RELEASE	Susan Datz Edelman
Director, Stockholder Relations
(904) 346-1506
sedelman@steinmart.com

STEIN MART, INC. APPOINTS GARY L. PIERCE SVP, DIRECTOR OF STORES

JACKSONVILLE, FL –Stein Mart, Inc. (Nasdaq: SMRT) today announced the appointment of Gary L. Pierce as senior vice president and director of stores, effective Monday, May 17. He succeeds Michael D. Ray, who remains with the Company as a regional director of stores.

Pierce joins Stein Mart from Belk, Inc. where he has been since 1993, most recently as senior vice president and director of stores for the Central and Northern divisions, a position he has held since 2001. Prior to joining Belk, he was with Dillard’s Department Stores for 14 years.

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to Massachusetts, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, gifts, linens and shoes.

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com